UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934.

Date of Report:  August 22, 2022

(Date of earliest event reported)

Atrion Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-32982	63-0821819
(State or other jurisdiction	(Commission File	(I. R. S. Employer
of incorporation or organization)	Number)	Identification No.)

One Allentown Parkway
Allen, Texas	75002
(Address of principal executive offices)	(Zip Code)

(972) 390-9800

(Registrant's telephone number, including area code)

Not Applicable

(Former Name or Former Address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common stock, par value $0.10 per share	ATRI	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2022, Atrion Corporation (the “Company”) announced that its Board of Directors has approved a succession plan under which Cindy Ferguson, currently serving as the Company’s Controller, has been elected Vice President and Chief Financial Officer, Secretary, and Treasurer of the Company effective March 4, 2023, succeeding Jeffery Strickland, who currently holds those positions and whose retirement effective March 3, 2023 has been previously reported.

Ms. Ferguson, age 47, joined the Company on June 14, 2021 as our Controller and has served in that position since that date. Prior to joining the Company, Ms. Ferguson spent 17 years with Texas Instruments Incorporated in various accounting and finance roles. During her last three years at Texas Instruments, she served as the Corporate Accounting Director, managing approximately 75 people around the world, including general accounting teams supporting legal entity accounting in the United States and over 25 other countries. She also managed the consolidation of accounting results and the public reporting of those results. Ms. Ferguson graduated with a Bachelor of Business Administration degree in Accounting from Texas Tech University.

A copy of the press release announcing the foregoing is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits. The following exhibits are filed herewith:

Exhibit Index

Exhibit No.	Exhibit Description
99.1	Press Release dated August 25, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATRION CORPORATION

By:	/s/ David A. Battat
David A. Battat President and Chief Executive Officer

Date: August 25, 2022